UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Energy Metals Corporation
(Exact name of registrant as specified in its charter)

British Columbia	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1238 – 200 Granville Street	V6C 1S4
Vancouver, British Columbia	(Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.(d), please check the following box. [      ]

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, without par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of our common shares, no par value (the "Common Shares"). The Common Shares are currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Form 8-A is being filed in connection with the listing of the Common Shares on the NYSE Arca, Inc.

The description of our Common Shares is set forth under the caption “Capital Structure” in the our Annual Information Form dated September 28, 2006, attached as Exhibit 99.1 to the our Annual Report on Form 40/F filed with the Securities and Exchange Commission on October 2, 2006, which is hereby incorporated by reference in response to this item.

As at November 26, 2006 we had 66,686,839 Common Shares issued and outstanding and 13,568,747 Common Shares reserved for issuance pursuant to outstanding warrants and options. The following tables summarizes our outstanding warrants and options as at November 22, 2006.

Warrants

Number	Exercise Price ($CAD)	Expiry Date
980,000	2.00	1-Feb-07
1,845,613	4.00	19-Apr-07
2,650,000	6.50	6-Apr-08
2,600,000	6.50	13-Apr-08
47,764	5.50	13-Apr-08
105,263	4.00	19-Apr-07
544,612	5.50	1-Apr-07
157,895	2.85	19-Apr-07
220,000	5.50	6-Apr-08
9,151,147

Options

Number	Exercise Price ($CAD)	Expiry Date
75,000	1.48	26-Nov-06
50,000	1.70	21-Jan-07
100,000	2.40	13-May-07
50,000	2.50	17-Mar-08
80,000	3.00	1-Nov-09
192,000	1.27	4-Nov-09
64,000	4.11	24-Feb-11
201,600	2.00	8-Mar-10
587,500	3.07	30-Nov-09
490,000	3.15	1-Dec-09
150,000	4.15	30-Jan-10
275,000	4.00	20-Feb-10
695,000	7.10	18-Apr-10
130,000	5.53	30-Jun-10
180,000	7.00	20-Jun-08
20,000	5.90	10-Jul-10
50,000	5.77	17-Jul-09

185,000	5.20	29-Aug-10
75,000	5.20	29-Sep-10
400,000	6.46	20-Oct-10
175,000	7.90	27-Oct-10
10,000	USD 1.25	3-Dec-08
65,000	2.80	1-Feb-10
70,000	3.75	25-Oct-10
4,380,100

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Energy Metals Corporation
Date	November 28, 2006	(Registrant)

/s/ George Lim
George Lim, Chief Financial Officer